Exhibit 99.1

Depomed Reports Record Sales and Cash Flow in Second Quarter 2015 and
Raises Full Year 2015 Guidance

•                  Record second quarter 2015 with net product sales of $94.3 million, up 234% compared to the second quarter of 2014

•                  NUCYNTA® strong second quarter performance with net sales of $56.7 million

•                  Second quarter cash increase of $55 million, non-GAAP adjusted EBITDA of $37 million

•                  Conference call scheduled for today at 4:30 PM EDT; Dial in information below

NEWARK, Calif., July 29, 2014 — Depomed, Inc. (Nasdaq: DEPO) today reported financial results and highlighted operational achievements for the quarter ended June 30, 2015.

“Depomed has rapidly become a leading force in the pain and neurology marketplace, with significant net product revenue growth that positions us to continue to deliver substantial value to our shareholders in both the immediate and long term,” said Jim Schoeneck, President and CEO of Depomed. “Growth in the second quarter was led by our flagship product NUCYNTA, which had a strong performance in the first quarter of the Company distributing the product. We believe that NUCYNTA has blockbuster potential — an even bigger opportunity than we originally anticipated — and we’ve just relaunched NUCYNTA with our new product positioning and expanded commercial efforts that we initiated in mid-June. We also see future growth opportunity for Gralise®, Cambia® and Lazanda® including increases in unit demand and market share plus product line extensions. Depomed is now in a period of accelerated growth, one that we see extending well into the future.”

Business and Financial Highlights Reflect Continued Period of Accelerated Growth

•                  Record quarterly net product sales for the second quarter of 2015 were $94.3 million, an increase of 234% compared to $28.2 million for second quarter of 2014 and an increase of 198% compared to $31.7 for first quarter of 2015

•                  NUCYNTA acquisition completed earlier than expected on April 2, enabling Depomed to record full second quarter NUCYNTA net sales of $56.7 million; product franchise was officially re-launched in mid-June with expanded sales force of 275 plus full marketing and medical support

•                  Second quarter 2015 cash increase of $55 million positions Depomed to prepay $100 million of secured debt in second quarter 2016

•                  Quarterly non-GAAP adjusted earnings of $20.0 million, or $0.27 per share

•                  Quarterly GAAP net loss of ($21.7 million), or ($0.36) loss per share

•                  Federal income tax refund of $16 million expected for 2015, resulting in negative effective tax rate for the year

•                  Multiple successes in defending and enforcing intellectual property rights:

•                  Favorable decision in Inter Partes Review proceeding expected to pave way to proceed with case against Purdue Pharma alleging infringement of patents by Purdue’s reformulated Oxycontin® product

•                  Separate litigation settlements with first filers provide for Gralise exclusivity until 2024 and Zipsor® exclusivity to 2022

“We are committed to growing the business and have proven that Depomed can acquire, integrate and grow products — marked by sales growth, prescription growth, market share growth — and we expect this trend to continue,” said Schoeneck. “Considering the strong performance of our product portfolio, we are raising 2015 product sales guidance to $320-$340 million, which is essentially triple our 2014 sales. At the midpoint of revised 2015 guidance, year-over-year product sales growth would be 189% with sales CAGR since 2012 of 129%. I am confident that we have the right team and strategy in place to gain significant market share and drive value to our shareholders as we continue our path to becoming one of the top five revenue pain companies in the United States by 2016.”

Product Performance Highlighted by Sales Growth, Prescription Growth, Market Share Growth

•                  NUCYNTA second quarter net sales were $56.7 million; the effect of the re-launch strategy and the tripled sales force is expected to impact NUCYNTA prescription growth beginning later this year

•                  Quarterly total product prescriptions for the second quarter of 2015 for Gralise, Cambia and Lazanda were:

•                  Record Gralise second quarter 2015 total prescriptions were 83k, up 18% compared to second quarter 2014

•                  Record Cambia second quarter 2015 total prescriptions were 35k, up 35% compared to second quarter 2014

•                  Record Lazanda total sprays of 148k in the second quarter 2015 up 156% compared to second quarter 2014

•                  Commercial strategy is resulting in gains in market share:

•                  Gralise market share of 3.2% up from 2.8% in second quarter 2014

•                  Cambia market share of 7.5% up from 5.2%  in second quarter 2014

•                  Lazanda market share of 4.2% nearly doubled from second quarter 2014

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands, unaudited)		(in thousands, unaudited)
Product sales, net:
Nucynta products	$56,653	$—	$56,653	$—
Gralise	20,927	15,111	38,201	25,970
Cambia	6,848	4,958	12,214	9,582
Lazanda	3,853	1,354	7,039	2,034
Zipsor	6,014	6,822	11,859	12,165
Total product sales, net	94,295	28,245	125,966	49,751

Royalties	$209	$430	742	925

License and other revenue:
Mallinckrodt	$—	$5,000	$—	$15,000
Other	—	760	—	2,520
Total license and other revenue	—	5,760	—	17,520

Non-cash PDL royalty revenue	$—	$33,297	$—	$76,081

Total revenues (GAAP Basis)	$94,504	$67,732	$126,708	$144,277

NUCYNTA has Blockbuster Potential — Commercial Strategy Designed to Achieve Greater Peak Sales than Originally Anticipated

•                  Sales force tripled to 275 reps in June; new medical support and speaker program underway

•                  New positioning focused on dual mechanism of action designed to target both nociceptive and neuropathic pain

•                  Capturing market share in large and growing markets

•                  Over 100 million US patients with chronic pain, 31 million with chronic lower back pain (CLBP)

•                  Specific targeting of CLBP patient population

•                  Just now being launched for moderate to severe painful diabetic peripheral neuropathy (DPN), which affects another 1-2 million patients

•                  Managed care dynamics continue to provide broad patient access

•                  Effective July 1, 2015, United Healthcare Commercial formulary change benefits NUCYNTA ER; Oxycontin now triple step edit behind NUCYNTA

•                  Physician education focusing on proper titration/dosing expected to have the potential to increase sales by 50 or more

•                  Pricing adjustment now brings NUCYNTA on par with competitors

•                  Market exclusivity: composition of matter patents on tapentadol (Feb. 2023 with pediatric extension) and marketed polymorph form (Dec. 2025 with pediatric extension); DPN pain use patent to 2028

Product Portfolio and Future Acquisitions to Drive Significant Growth in the Immediate and Long Term

•                  Price adjustments made in June to Gralise, Cambia, Lazanda and Zipsor to stay on par with the market leaders

•                  Aggressive “Acquire, Integrate, Grow, Repeat” strategy — evaluated more than 60 acquisition candidates in 1H 2015

•                  Actively engaged in discussions to acquire marketed, accretive products to further accelerate Depomed’s growth

Revised 2015 Financial Outlook

As a result of the strong second quarter financial performance, Depomed is raising its 2015 financial guidance for total product sales, adjusted earnings and adjusted EBITDA:

	Updated Guidance	Prior Guidance
Total Product Sales	$320 to $340 million	$310 to 335 million
Total SG&A and R&D Expense*	$195 to $210 million	$195 to 210 million
Non-GAAP Adjusted Earnings	$40 to $50 million	$16 to 28 million
Non-GAAP Adjusted EBITDA	$95 to $110 million	$85 to 100 million

* Includes approximately $21 million of one-time NUCYNTA deal and relaunch expenses

Non-GAAP Financial Measures

In this press release, Depomed includes information about non-GAAP adjusted earnings (loss), non-GAAP adjusted earnings (loss) per share and non-GAAP adjusted EBITDA, non-GAAP financial measures, as useful operating metrics for the six month periods ended June 30, 2015 and 2014 and its full year 2015 financial outlook. The Company believes that the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provides supplementary information to investors. The Company uses these non-GAAP financial measures in connection with its own planning and forecasting purposes and for measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP adjusted earnings (loss) and non-GAAP adjusted earnings (loss) per share are not based on any standardized methodology prescribed by GAAP and represent GAAP net income (loss) and GAAP earnings (loss) per share adjusted to exclude (1) non-cash PDL royalty revenue, net of related costs, (2) non-cash interest expense on the liability related to the sale of future royalties and milestones to PDL, (3) amortization related to product acquisitions, (4) stock-based compensation expense, (5) non-cash interest expense related to debt, and to adjust (6) the income tax provision to reflect the estimated amounts payable or receivable in cash. Non-GAAP adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and represents GAAP net income (loss) adjusted to exclude (1) non-cash PDL royalty revenue, net of related costs, (2) interest income (3) interest expense, (4) amortization related to product acquisitions, (5) stock-based compensation expense, (5) depreciation, (6) taxes and (7) transaction costs associated with product acquisitions. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

The following table reconciles the Company’s GAAP net income (loss) to non-GAAP adjusted loss for the three and six months ended June 30, 2015 and 2014:

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EARNINGS (LOSS)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

GAAP net income (loss)	$(21,653)	$12,746	$(33,286)	$30,684
Non-cash PDL royalties, net of related costs	—	(32,865)	—	(75,210)
Non-cash interest expense on PDL liability	—	4,903	—	10,282
Non-cash interest expense on debt	3,984	—	7,405	—
Amortization related to product acquisitions	41,458	4,933	43,044	9,489
Stock based compensation	3,249	2,299	6,061	4,170
Non-cash income tax adjustment	(7,036)	8,300	(11,216)	20,128
Non-GAAP adjusted earnings (loss)	$20,002	$316	$12,008	$(457)
Non-GAAP adjusted earnings (loss) per share (1)	$0.27	$0.01	$0.19	$(0.01)

(1) The Company uses the if-converted method to compute diluted earnings per share with respect to its convertible debt.  There was no add-back of interest expense or additional dilutive shares related to the convertible debt for the six months ended June 30, 2015 and the three and six months ended June 30, 2014, as the effect is anti-dilutive.

The following table reconciles the Company’s GAAP net income (loss) to non-GAAP adjusted EBITDA for the three and six months ended June 30, 2015 and 2014:

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

GAAP net income (loss)	$(21,653)	$12,746	$(33,286)	$30,684
Non-cash PDL royalties, net of related costs	—	(32,865)	—	(75,210)
Amortization related to product acquisitions	41,458	4,933	43,044	9,489
Stock based compensation	3,249	2,299	6,061	4,170
Interest income (other)	(61)	(13)	(118)	(31)
Interest expense	21,432	4,903	27,010	10,282
Depreciation	432	479	853	1,000
Provision (benefit) from income taxes	(17,578)	8,300	(21,758)	20,128
Transaction costs	9,685	—	12,117	—
Non-GAAP Adjusted EBITDA	$36,964	$782	$33,923	$512

Conference Call

Depomed will host a conference call today, Wednesday, July 29th, beginning at 4:30 p.m. EST (1:30 p.m. PST) to discuss its results. Participants can access the call by dialing 877-317-6789 (United States) or 412-317-6789 (international). The conference call will also be available via a live webcast on the investor relations section of Depomed’s website at http://www.Depomed.com.   Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website for three months.

About Depomed

Depomed is a specialty pharmaceutical company that commercializes products for pain and neurology related disorders. Our NUCYNTA® franchise includes NUCYNTA® ER (tapentadol) extended release tablets indicated for the management of pain, including neuropathic pain associated with diabetic peripheral neuropathy (DPN), severe enough to require daily, around-the-clock, long-term opioid treatment, and NUCYNTA® (tapentadol), an immediate release version of tapentadol, for management of moderate to severe acute pain in adults. Gralise® (gabapentin) is a once-daily treatment approved for the management of postherpetic neuralgia. CAMBIA® (diclofenac potassium for oral solution) is a non-steroidal anti-inflammatory drug indicated for acute treatment of migraine attacks with or without aura in adults (18 years of age or older). Zipsor® (diclofenac potassium) Liquid Filled Capsules is a non-steroidal anti-inflammatory drug indicated for relief of mild to moderate acute pain in adults. Lazanda® (fentanyl) Nasal Spray is an intranasal fentanyl drug used to manage breakthrough pain in adults (18 years of age or older) who are already routinely taking other opioid pain medicines around-the-clock for cancer pain. Gralise and various partner product candidates are formulated with Depomed’s proven, proprietary Acuform® drug delivery technology. Additional information about Depomed may be found at www.Depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to the commercialization of NUCYNTA ER, NUCYNTA, Gralise, CAMBIA, Zipsor and Lazanda, Depomed’s financial outlook for 2015 and expectations regarding financial results and potential business opportunities and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and most recent Quarterly Report on Form 10-Q. The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans or objectives will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

INVESTOR CONTACT:
Christopher Keenan

VP, Investor Relations and Corporate Communication

Depomed, Inc.
510-744-8000
ckeenan@Depomed.com

MEDIA CONTACT:
Mark Corbae
Canale Communications for Depomed
619-849-5375
mark@canalecomm.com

CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenues:
Product sales, net	$94,295	$28,245	$125,966	$49,751
Royalties	209	430	742	925
License and other revenue	—	5,760	—	17,520
Non-cash PDL royalty revenue	—	33,297	—	76,081
Total revenues	94,504	67,732	126,708	144,277

Costs and expenses:
Cost of sales	22,865	4,675	25,977	8,377
Research and development expense	4,714	1,397	6,572	3,439
Selling, general and administrative expense	57,408	32,573	91,950	65,090
Amortization of intangible assets	26,731	2,542	29,271	5,081
Total costs and expenses	111,718	41,187	153,770	81,987

Income from operations	(17,214)	26,545	(27,062)	62,290
Other income (expense)	61	(596)	118	(1,196)
Interest expense	(22,078)	—	(28,100)	—
Non-cash interest expense on PDL liability	—	(4,903)	—	(10,282)
Benefit from (provision for) income taxes	17,578	(8,300)	21,758	(20,128)
Net income (loss)	$(21,653)	$12,746	$(33,286)	$30,684

Basic net income (loss) per share	$(0.36)	$0.22	$(0.56)	$0.53
Diluted net income (loss) per share	$(0.36)	$0.21	$(0.56)	$0.51

Shares used in calculating basic net income per share	59,992	58,106	59,778	57,827
Shares used in calculating diluted net income per share	59,992	60,430	59,778	60,258

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2015	2014
	(unaudited)

Cash, cash equivalents and marketable securities	$122,559	$566,402
Accounts receivable	60,497	28,078
Inventories	10,376	8,456
Income taxes receivable	13,891	4,030
Property and equipment, net	16,013	7,055
Intangible assets, net	1,062,579	72,361
Deferred tax assets	9,601	9,601
Prepaid and other assets	27,243	15,082
Total assets	$1,322,759	$711,065

Accounts payable and accrued liabilities	$133,179	$52,686
Senior notes	562,516	—
Convertible notes	236,315	229,891
Contingent consideration liability	14,720	14,252
Deferred tax liabilities	18,994	32,589
Other liabilities	10,937	17,200
Shareholders’ equity	346,098	364,447
Total liabilities and shareholders’ equity	$1,322,759	$711,065